UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 28, 2018

Camping World Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37908	81-1737145
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkway Drive, Suite 270

Lincolnshire, IL 60069

Telephone: (847) 808-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.            Entry into a Material Definitive Agreement

Third Amendment to Credit Agreement

On March 28, 2018, CWGS Group, LLC (the “Borrower”), an indirect subsidiary of Camping World Holdings, Inc., entered into a Third Amendment (the “Third Amendment”) to the credit agreement dated as of November 8, 2016 with Goldman Sachs Bank USA, as administrative agent, and the other parties thereto (as amended by the First Amendment and Second Amendment dated March 17, 2017 and October 6, 2017, respectively, and as further amended, the "Credit Agreement"). The Third Amendment, among other things, (i) reduces the interest rate by 25 basis points with a reduction in the applicable interest margin to 1.75% from 2.00% per annum, in the case of base rate loans, and to 2.75% from 3.00% per annum, in the case of LIBOR loans on April 6, 2018, subject to customary closing conditions, and (ii) increases the Borrower’s term loan facility by $250 million to a principal amount of $1.19 billion outstanding as of March 28, 2018. The proceeds from the incremental add-on to the Credit Agreement are expected to be used to fund future dealership acquisitions and expand the Company’s retail platform, as well as to pay related fees and expenses associated with the Third Amendment. The foregoing description of the Third Amendment is qualified in its entirety by reference to the full and complete terms contained in the Third Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.            Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(a)    Exhibits

Exhibit No.	Description
10.1

Third Amendment to Credit Agreement, dated March 28, 2018, by and among CWGS Enterprises, LLC, as holdings, CWGS Group, LLC, as borrower, the lenders party thereto and Goldman Sachs Bank USA, as administrative agent

99.1	Press Release dated March 29, 2018

Forward Looking Statements

This Current Report on Form 8-K  contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K  that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements about the Third Amendment and the expected use of proceeds from the Third Amendment. These forward-looking statements are based on management’s current expectations.

These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the risk that the Third Amendment does not close under its current terms, or at all; potential impact of the recently identified material weaknesses in our internal control over financial reporting; the availability of financing to us and our customers; general economic conditions in our markets and ongoing economic and financial uncertainties; our ability to attract and retain customers; our expansion into new, unfamiliar markets, businesses, or product lines or categories, as well as delays in opening or acquiring new retail locations; unforeseen expenses, difficulties, and delays frequently encountered in connection with expansion through acquisitions; our ability to operate and expand our business and to respond to changing business and economic conditions, which depends on the availability of adequate capital; the restrictive covenants imposed by our existing senior secured credit facilities and our floorplan financial facility; whether third party lending institutions and insurance companies will continue to provide financing for RV purchases; risks associated with leasing substantial amounts of space; our dealerships’ susceptibility to termination, non-renewal or renegotiation of dealer agreements if state dealer laws are repealed or weakened; feasibility, delays, and difficulties in opening of Gander Outdoors retail locations; and realization of anticipated benefits and cost savings related to recent acquisitions.

These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed for the year ended December 31, 2017 with the Securities and Exchange Commission, or SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report on Form 8-K . Any such forward-looking statements represent management’s estimates as of the date of this Current Report on Form 8-K . While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change, except as required under applicable law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this Current Report on Form 8-K .

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPING WORLD HOLDINGS, INC.

By:	/s/ Thomas F. Wolfe

Name:	Thomas F. Wolfe

Title:	Chief Financial Officer and Secretary

Date: March 29, 2018